ElephantTalk COMMUNICATIONS, INC.

(Symbol: ETAK)

December 13, 2011

Safe Harbor Statement

This presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Elephant Talk Communications, Inc. Forward-looking statements are based largely on expectations and projections about events and Future trends and are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements can be identified by terminology such as "anticipate," "believe," "could," "could increase the likelihood," "estimate," "expect, "intend," "is planned," "may," "should," "will," "will enable," "would be expected," "look forward," "may provide," "would" or similar terms, variations of such terms or the negative of those terms. Elephant Talk's actual results could differ materially from those anticipated in forward-looking statements and you should not place any undue reliance on such forward-looking statements. This presentation includes annualized revenue models and proforma financial information that is based Upon assumptions and estimates that management believes are Reasonable based on currently available information; however, management's assumptions and the Company's future performance are subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from expectations. Factors that could cause actual performance to differ from these forward-looking statements include the risks and uncertainties disclosed in Elephant Talk's filings with the SEC. Elephant Talk's filings with the SEC are accessible on the SEC's website at (http:///www.sec.gov). Forward looking statements speak only as of the date they are made, and Elephant Talk assures no obligation to update, amend or clarify any forward-looking statements.

Value Proposition

- Empower Mobile Network Operators (MNO's) such as T-Mobile, Vodafone and KPN, and their Virtual Operators/ Business Verticals through our integrated mobile enabling platform; providing & managing customized mobile services using networked embedded technology to make them **better, safer, cheaper, easier to manage, more reliable & secure.**
- Patented technology saves money for banks and financial institutions by significantly reducing credit card and online fraud
- Building up one-stop shop for full Mobile Cloud Management and Security.

Addressable Markets

- Elephant Talk and ValidSoft are positioned to address global, sizeable markets with managed software solutions
  - Elephant Talk Managing the Network Embedded Mobile Cloud
    - 900 Mobile Operators with a growing group of Virtual Operators
    - Up to 8B handset SIM's & up to 50B M2M SIM's
  - ValidSoft Securing the Cloud:
    - Who you are & What you are authorized to do
    - Data Tansmission Integrity & Transaction Verification
    - T's of remote access sessions and data sessions
    - 350B transactions/year going up to > 1000B with NFC

Recurring Revenue Model

- Elephant Talk and ValidSoft are focused on a recurring revenue model, following a trend among customers:
  - From Capex to Opex, freeing up resources
  - From Fixed to Variable Cost; "pay as you go"
  - From Complicated, Part Solutions to One Stop Shop Solutions
- Elephant Talk will on average charge **$1/month/subscriber**
  - Margin approximately 100%
- ValidSoft will charge **$0.07-0.22** per transaction verification, depending on volume
  - Margin approximately 50-60%

2012 Acquisition Strategy

Strenghtening Elephant Talk's offering through:

- Geographical footprint expansion
- Acquiring profitable revenue streams
- Acquiring relevant MNO/MVNO customers
- Improving offering & margins by replacing older MVNE Platforms
- Attracting key management, staff and expertise

Strenghtening ValidSoft's offering through:

- Expansion of IP within the 5 element model of Authentication, Authorization, Data Integrity, Verification, Admin
- Expansion of sales, marketing and distribution capabilities to key markets
- Attracting key management, staff and expertise

Share Price Appreciation



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- Investors have received a strong return on investment in ETAK

Recent Elephant Talk Milestones

- Began trading on the NYSE Amex on December 5, 2011
- Recent Mass Migration of SIMs in Spain
  - Only managed services company in the world that has ever managed such a large process successfully
  - This migration, combined with two smaller migrations in the spring, will cut cash burn rate in more than half
  - Now managing close to 1 million SIMs on our platforms
- Announced North American agreement with AirTouch and LightSquared 4G LTE network
  - LightSquared is connected through its roaming agreement with 3G/LTE/ CDMA2000 wireless carrier, Sprint PCS (NYSE: S)

Recent ValidSoft Milestones

- Finalizing contract with Top Five global banking institution based on relationship with Adeptra
  - Revenue will be transaction, volume and contract duration based
  - The bank has a presence in 10 main markets in the Americas and Europe and more than 100 million customers and 14,000 branches
  - Adeptra and ValidSoft have completed the technical integration
- Completed the live trials for European Government Welfare Recipient Self-Certification Project
- Awarded Second European Privacy Seal for VALid-4F™ solution
  - Only Security Software Company in the world to be certified to the EuroPriSe standards
  - The European Privacy Seal certifies IT products and IT-based services privacy compliance with European data protection regulations

2012 Operational Highlights

- Foundation for a collaborative approach with Adeptra for significant commercial opportunities and market penetration
- Commercialize and Monetize projects with Visa Europe and European Government Agency Welfare Project
- Successfully launch ValidSoft in the United States
- Have the mobile platform operational in 8 markets, incl USA
  - We expect these mobile platforms on average to produce $20-30 million per year per platform within 2-4 years of operation
  - Further develop markets in Netherlands, Spain, Belgium and Saudi Arabia
  - Acquisition MNO contracts, link with managed services for MVNO's
  - Turn strong prospects (like Brazil, Colombia, Mexico, Chile, Turkey, Italy, Germany and United Kingdom) into revenue generating contracts

Thank You

- **Steven van der Velden**
  steven.vandervelden@elephanttalk.com
  Schiphol Boulevard 249
  1118 BH Schiphol
  The Netherlands
  Phone: +31 20 653 59 16
  www.elephanttalk.com

North American Office

- **Steve Gersten**
  Tampa, Florida
  steve.gersten@validsoft.com
  Phone: (813)334-9745
  www.validsoft.com

- Alliance Advisors, LLC
  Alan Sheinwald, President
  Phone: (914) 669-0222
  asheinwald@allianceadvisors.net